Exhibit 10.6

Terms Schedule to Employment Agreement

Name	Jonathan Ross
Scheduled Term	From —, 2013 through the 3rd anniversary of that date (the “Initial Term”) and shall then renew automatically for one-year periods (each, an “Extension Term”) until you or the Company gives notice to the other of nonrenewal at least 90 days before the end of the then applicable Extension Term (the Initial Term together with any Extension Terms, the “Scheduled Term”).
Positions; Reporting

Chief Technology Officer of the Company

You will also be employed as a senior executive officer of such other members of the Group as designated by the Board and approved by the board of directors of such subsidiaries without additional compensation.

Initially, you will report directly to the Chief Executive Officer (“CEO”).

Starting Salary	$500,000
Annual Incentive

2013 and 2014 Calendar Year Annual Incentive:

•     Amount:

¡      Target: $3,250,000

¡      Maximum: $6,500,000

¡      Minimum: $0

•     Determination:

¡      50% will be based on the achievement of performance goals; provided that such amount may not be more than $3,250,000 (“Performance Portion”)

¡      50% will be determined by the CEO and approved by the Board based on the achievement of initiatives to be established by the CEO and approved by the Board; provided that such amount may not be more than $3,250,000 (the “Initiatives Portion”)

•     Form:

¡      2013 Calendar Year: 50% paid in cash and 50% paid in Annual Incentive Equity

¡      2014 Calendar Year: 40% paid in cash and 60% paid in Annual Incentive Equity

For the avoidance of doubt, your eligibility for an Annual Incentive relating to the 2013 calendar year is in lieu of any other right you may have had to receive an incentive relating to the 2013 calendar year other than as set forth in the Agreement.

Post-2014 Calendar Year Annual Incentive:

The amount, method of determination and form of your Annual Incentive for periods after the 2014 calendar year will be determined in the discretion of the Company.

Annual Incentive Equity

Your Annual Incentive Equity with respect to the 2013 and 2014 Calendar Year Annual Incentive will vest in three equal annual installments on each of the first three anniversaries of the date of grant if you remain employed with the Company through such dates, subject to the terms of Section 6 of the Agreement, the terms of the Company equity plan under which it is granted and the terms of your award agreement.

The form and vesting schedule of your Annual Incentive Equity for periods after the 2014 calendar year will be determined in the discretion of the Company.

Performance Awards

•     Form: Restricted stock units and options

•     Number of Restricted Stock Units: with respect to 71,111 shares of Company common stock

•     Number of Options: to purchase 293,933 shares of Company common stock

•     Exercise Price of Options: The fair market value of a share of Company common stock on the date of grant (as determined in accordance with the terms of the Company equity plan under which it is granted)

•     Term of Options: 5 years from the date of grant

•     Vesting: Your Performance Awards will vest in three equal annual installments on each of the first three anniversaries of July 1, 2013 if you remain employed with the Company through such dates, subject to the terms of Section 6 of the Agreement, the terms of the Company equity plan under which it is granted and the terms of your award agreement. For the avoidance of doubt, you will not be eligible for retirement treatment with respect to your Performance Awards.

Good Reason	Good Reason will include a material diminution in your authority or responsibilities (not including any authority or responsibilities assumed on an interim basis); provided that Good Reason does not include a change in your reporting relationships.

Additional Benefits upon a Termination without Cause or with Good Reason	If, during your Scheduled Term, the Company terminates your employment without Cause or you terminate your employment with Good Reason, subject to Section 6(h), your Performance Awards will continue to vest and become exercisable on the vesting dates specified in your award agreement and will remain exercisable until they expire (as if your employment had continued).
Additional Benefits upon a Termination without Good Reason	If, during your Scheduled Term, you terminate your employment without Good Reason, subject to Section 6(h), (1) your Annual Incentive Equity earned with respect to service during the Scheduled Term will continue to vest on the vesting dates specified in the applicable award agreement (as if your employment had continued) (provided that, if such Annual Incentive Equity is in the form of options or stock appreciation rights, they will remain exercisable for 90 days after vesting); and (2) your vested Performance Awards that are in the form of options will remain exercisable for three months following your termination.
Non-Competition Period

The Non-Competition Period will be 12 months after the end of your employment for any reason; provided, however, that the Non-Competition Period will be reduced to 6 months after a termination without Cause or termination for Good Reason following a Change in Control.

Notwithstanding the preceding, the continued vesting of your Performance Awards after a termination without Cause or termination for Good Reason that occurs before a Change in Control is conditioned upon your compliance with Section 8(c) of the Agreement until your Performance Awards in the form of restricted stock units are fully vested and, in the case of Performance Awards in the form of options, until the end of the term of the options. If you fail to comply with Section 8(c) of the Agreement from the end of the Non-Competition Period until your Performance Awards in the form of restricted stock units are fully vested, and, in the case of Performance Awards in the form of options, until the end of the term of the options, you will forfeit the portion of your Performance Awards that remains unvested at the time of such failure and the Performance Awards in the form of options (whether vested or unvested) that have not been exercised at the time of such failure.

Non-Solicitation Period	The Non-Solicitation Period will be 18 months after the end of your employment for any reason; provided, however, that the Non-Solicitation Period will be reduced to 6 months after a termination without Cause or termination for Good Reason following a Change in Control.

Notwithstanding the preceding, the continued vesting of your Performance Awards after a termination without Cause or termination for Good Reason that occurs before a Change in Control is conditioned upon your compliance with Section 8(d) of the Agreement until your Performance Awards in the form of restricted stock units are fully vested and, in the case of Performance Awards in the form of options, until the end of the term of the options. If you fail to comply with Section 8(d) of the Agreement from the end of the Non-Solicitation Period until your Performance Awards in the form of restricted stock units are fully vested, and, in the case of Performance Awards in the form of options, until the end of the term of the options, you will forfeit the portion of your Performance Awards that remains unvested at the time of such failure and the Performance Awards in the form of options (whether vested or unvested) that have not been exercised at the time of such failure.
Non-Compete/Non-Solicit Payments	If either (1) during your Scheduled Term, the Company terminates your employment without Cause or you terminate your employment with Good Reason or (2) during your Scheduled Term, you resign without Good Reason and the Company elects to have you comply with Section 8(c) and Section 8(d) of the Agreement, subject to your execution of the Release in accordance with Section 6(h)(1) of the Agreement the Company will pay you a non-compete/non-solicit payment equal to three times your Salary but payable in equal installments at the end of each month during your Non-Competition Period (the “Non-Compete/Non-Solicit Payments”). If you fail to comply with Section 8(c) until the end of the Non-Competition Period or Section 8(d) until the end of the Non-Solicitation Period, other than any isolated, insubstantial and inadvertent failure that is not in bad faith, you will repay to the Group any paid Non-Compete/Non-Solicit Payments and forfeit any unpaid Non-Compete/Non-Solicit Payments. For the avoidance of doubt, if the Company does not elect, pursuant to clause (2) of the first sentence of this section to make the Non-Compete/Non-Solicit Payments, (i) you will not be obligated to comply with Section 8(c) or Section 8(d) of the Agreement after your employment with the Company and (ii) the benefits referred to in the section entitled “Additional Benefits upon a Termination without Good Reason” will not be subject to your complying with Section 8(c) and Section 8(d) of the Agreement.
Address	[Redacted]

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